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                                                                     EXHIBIT 10


                       [O'MELVENY & MYERS LETTERHEAD]




                                January 24, 1996


                                                                 OUR FILE NUMBER
                                                                 019,603-999
                                                                 LA1-692320.V1


Van Kampen American Capital
     Texas Tax Free Income Fund
2800 Post Oak Boulevard
Houston, Texas  77056

Ladies and Gentlemen:

                 At your request, we have examined the form of Post-Effective Amendment No. 8 to Registration Statement No. 33-43800 to be filed by you with the Securities and Exchange Commission on Form N-1A in connection with the registration under the Securities Act of 1933 of 597,093 of your shares of beneficial interest, $.01 par value (the "Shares"). We are familiar with the proceedings taken and proposed to be taken by you in connection with the authorization, issuance and sale of the Shares.

                 Based upon our examination and upon our knowledge of your business trust activities, it is our opinion that the Shares will, when issued and sold in a manner described in the Registration Statement at a price in excess of par value, be validly issued, fully paid and nonassessable.

                 We consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                         Respectfully submitted,

                                                         /s/ O'MELVENY & MYERS

                                                         0'MELVENY & MYERS